Exhibit 99.1

For Immediate Release
Investor Contact:
Matt Kreps
Halliburton Investor Relations
(972) 458-8000 (mkreps@halliburtonir.com)

Healthaxis Announces 1-For-10 Reverse Stock Split

IRVING, Texas-August 19, 2003-Healthaxis Inc. (NASDAQ: HAXS), an innovative provider of claims and benefit administration applications, web-enabled software solutions and outsourced claims services for commercial and government health benefit administrators and payers, today announced a reverse stock split of its common stock.

At a special meeting of shareholders today, Healthaxis’ common shareholders approved a proposal authorizing the Company’s board of directors, at its discretion, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-5 and not more than 1-for-15. In order to give effect to the reverse stock split, the shareholders approved a related amendment to the Company’s Amended and Restated Articles of Incorporation.

Healthaxis’ board of directors, at a subsequently held special meeting, approved the reverse stock split with an exchange ratio of 1-for-10. The Company’s common stock will trade on The Nasdaq SmallCap Market on a post-split basis at the commencement of trading on Thursday, August 21, 2003. For a period of 20 trading days, shares of the Company’s common stock will trade under the ticker symbol “HAXSD.” After 20 trading days, trading will resume under the ticker “HAXS.”

Shareholders who hold their shares in brokerage accounts or “street name” will not be required to take any action to effect the exchange of their shares. Shareholders of record who hold share certificates will receive instructions by mail regarding the method of exchanging old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Shareholders need not do anything with their share certificates until they receive these instructions. Mellon Investor Services is Healthaxis’ transfer agent and will act as the exchange agent for the purpose of implementing the exchange of stock certificates in relation to the reverse stock split.

The reverse stock split is part of the Company’s strategy to maintain its listing on The Nasdaq SmallCap Market and to enhance the acceptability and marketability of the common stock to the financial community and the investing public.

About Healthaxis Inc.

     Healthaxis (Nasdaq:HAXS) is a technology and business process services firm committed to providing innovative and configurable Web-based connectivity and applications solutions for health benefit distribution and administration. These solutions, which are comprised of software products and related services, are designed to assist health insurance payers, government agencies, third party administrators (TPAs) and health and welfare plans provide enhanced services to members, employees and providers through the application of Healthaxis’ flexible technology to legacy systems, either on a fully integrated or on an Application Service Provider (ASP) basis. These technology solutions are complemented by the company’s Business Process Outsourcing (BPO) services that are offered to its technology clients and on a stand-alone basis. Healthaxis solutions enable clients to reduce their administrative costs, enhance their customer service and improve their profitability. For information on Healthaxis products and services, call (800) 519-0679 or visit www.healthaxis.com. For investor information, call (972) 458-8000.

Forward-looking statements:

     Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption “Business-Risk Factors” in our Form 10-K for the year ended December 31, 2002. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.